Exhibit 99.2

Contact:	Susan Kenney / Rich Tauberman
MWW Group
201-964-2392 / 202-585-2282
skenney@mww.com / rtauberman@mww.com

CLIFTON, N.J.—(BUSINESS WIRE)—Linens Holding Co. (“LNT” or the “Company”), a leading home furnishings specialty retailer operating as “Linens ‘n Things,” today announced that as part of its ongoing financial restructuring, the Company plans to close fewer than the previously disclosed 87 underperforming stores. The actual number of store closings is now 57 (See attached list). LNT filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code on May 2, 2008 and announced the closing of 120 stores at that time.

“The reduced number of store closings is the result of improvements in the outlook for these stores throughout the remainder of 2008 into 2009. We are pleased that we are able to keep additional stores open for the benefit of our guests, associates, vendors and the communities we serve,” said Michael F. Gries, Chief Restructuring Officer and Interim CEO. “While a very difficult decision, the stores that are closing are necessary given the current retail and economic climate and the need to drive the cost savings and operational efficiencies that will allow us to position LNT for long-term growth.”

Linens ‘n Things, with 2007 sales of approximately $2.8 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of December 29, 2007, Linens ‘n Things operated 589 stores in 47 states and seven provinces across the United States and Canada. More information about Linens ‘n Things can be found online at www.lnt.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, and we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: the Company’s Chapter 11 bankruptcy filing; general economic conditions; changes in the retailing environment and consumer spending habits; relationships with vendors and the availability of merchandise; competition from existing and potential competitors; the amount of merchandise markdowns; loss or retirement of key members of management; increases in the costs of borrowings and unavailability of additional debt or equity capital; impact of our substantial indebtedness on our operating income and our ability to grow; inclement weather and natural disasters; the cost of labor; labor disputes; increased healthcare benefit costs; and other costs and expenses. This list of factors is not intended to be exhaustive.

Store Closing List

SHOPPING CENTER	CITY	ST
PATTON CREEK	HOOVER	AL
BROADWAY PARC	TUSCON	AZ
SURPRISE	SURPRISE	AZ
PRESCOTT GATEWAY	PRESCOTT	AZ
CHANDLER CROSSING	CHANDLER	AZ
CROSSROADS TOWNE CENTER	GILBERT	AZ
TEMPE MARKETPLACE	TEMPE	AZ
CHICO POWER CTR	CHICO	CA
NEW CENTER	STOCKTON	CA
MISSION VIEJO FREEWAY CENTER	MISSION VIEJO	CA
L’PLAZA DE NORTHRIDGE	NORTHRIDGE	CA
GATEWAY COURTYARD CENTER	FAIRFIELD	CA
METRO POINT RETAIL CENTER	COSTA MESA	CA
JANSS MARKETPLACE	THOUSAND OAKS	CA
CAMARILLO TOWN CENTER	CAMARILLO	CA
GATEWAY PLAZA	VALLEJO	CA
ARDEN FAIR	SACRAMENTO	CA
MARKETPLACE @ PALMDALE	PALMDALE	CA
CREEKSIDE SHOPPING CENTER	VISTA	CA
EASTVALE GATEWAY	MIRA LOMA	CA
	NORWALK	CT
	FAIRFIELD	CT
THE PLAZA AT DELRAY	DELRAY BEACH	FL
TOWER SHOPS	DAVIE	FL
SHOPPS AT LAKE ANDREW	VIERA	FL
THE MALL AT WELLINGTON GREEN	WELLINGTON	FL
OVIEDO CROSSING	OVIEDO	FL
THE MARKETPLACE AT SEMINOLE	SANFORD	FL
ORLANDO SQUARE	ORLANDO	FL
PINEAPPLE COMMONS	STUART	FL
REGENCY COMMONS	JACKSONVILLE	FL
VOLUSIA PLAZA	DAYTONA BEACH	FL
CAMP CREEK MARKETPLACE	EAST POINT	GA

THE PEACH SHOPPING CENTER	ATLANTA	GA
SNELLVILLE PAVILLION	SNELLVILLE	GA
RIVER FOREST TOWN CENTER	RIVER FOREST	IL
HAWTHORNE FASHION SQUARE	VERNON HILLS	IL
AVON	AVON	IN
YOUREE & 70TH STREET	SHREVEPORT	LA
TAUNTON DEPOT	TAUNTON	MA
THE CENTER AT HOBBS BROOK	STURBRIDGE	MA
MIDDLESEX MALL	BURLINGTON	MA
WATERS PLACE	ANN ARBOR	MI
EAST GATE SQUARE	MOUNT LAUREL	NJ
PLAZA SANTA FE	SANTA FE	NM
SHOPS AT BOCA PARK	LAS VEGAS	NV
GALLERIA AT SUNSET MALL	HENDERSON	NV
BLUE DIAMOND CROSSING	LAS VEGAS	NV
PORTCHESTER	PORT CHESTER	NY
NASSAU MALL	LEVITTOWN	NY
AVON COMMONS	AVON	OH
GOVERNOR’S PLAZA	CINCINNATI	OH
VALLEY FAIR PLAZA	DEVON	PA
THE MARKETPLACE AT TOWNE CENTE	MESQUITE	TX
PARK PLACE	TUKWILA	WA
BEAR CREEK PLAZA	REDMOND	WA
SOUTH HILL MALL	PUYALLUP	WA

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